UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

Thorne HealthTech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 251-6321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

On March 21, 2022, the Board of Directors (the “Board”) of Thorne HealthTech, Inc. (the “Company”), appointed Bryan K. Conley as Chief Financial Officer (“CFO”) of the Company, effective on April 1, 2022.

Bryan K. Conley, age 41, joined the Company on September 7, 2021 as Vice President, SEC Reporting and Compliance. Prior to joining the Company, Mr. Conley had served as Vice President of Finance of Gravy Analytics, Inc. from February 2018 through September 2021, and as Controller for Plex Systems, Inc. from January 2016 through December 2017. Prior to serving at Plex Systems, Mr. Conley has held finance leadership roles with Beacon Roofing Supply, Inc. (BECN: NASDAQ), U.S. Silica Holdings, Inc. (SLCA: NYSE) and Hilton Worldwide, Inc. (HLT: NYSE). Mr. Conley began his career with PricewaterhouseCoopers, LLP. Mr. Conley has a Masters of Science in Accounting and Information Systems from the University of Kansas. Mr. Conley is a licensed Certified Public Accountant in the Commonwealth of Virginia. No decisions have been made at this time with respect to compensation arrangements for Mr. Conley when he becomes the Chief Financial Officer, but any required compensation information will be disclosed by the Company once determined.

There are no arrangements or understandings between Mr. Conley and any other persons pursuant to which he was selected as CFO. There are also no family relationships between Mr. Conley and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Chief Financial Officer

As previously reported in our Annual Report on Form 10-K filed March 16, 2022, on March 10, 2022, Scott S. Wheeler notified the Board of his intent to retire as Chief Financial Officer, effective in April 2022. In connection with the appointment of Mr. Conley, Mr. Wheeler tendered his resignation to the Board on March 21, 2022, effective April 1, 2022.

To ensure an orderly transition of Mr. Wheeler’s responsibilities, Mr. Wheeler has agreed to provide financial and other consulting services to assist with the transition. The terms of his consulting agreement have not been finalized at this time; however, the Company has agreed to provide a monthly retainer of $25,000 for Mr. Wheeler’s transitional services. Additionally, Mr. Wheeler will continue to vest in any outstanding equity awards for each monthly period for which he provides transitional consulting services. The Company will file the required consulting agreement once executed with Mr. Wheeler.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THORNE HEALTHTECH, INC.

Date:	March 23, 2022	By:	/s/ Scott S. Wheeler
		Name:	Scott S. Wheeler
		Title:	Chief Financial Officer